Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS FIRST QUARTER OF FISCAL YEAR 2011 RESULTS

•                  Net sales up 14.5% to $243.8 million compared to $213.0 million for the prior quarter ended March 31, 2010

•                  Gross margin up significantly to 25.0% compared to 20.2% for the prior quarter ended March 31, 2010

•                  Non-GAAP Adjusted net income of $0.28 per basic share and $0.15 per diluted share for the current quarter

•                  Adjusted EBITDA of $45.2 million

Greenville, South Carolina (July 28, 2010) - KEMET Corporation (NYSE Amex: KEM) today reported preliminary results for the first fiscal quarter ended June 30, 2010.  Net sales for the quarter ended June 30, 2010 were $243.8 million, which is a 62.3% increase over the same quarter last fiscal year and a 14.5% increase over the prior fiscal quarter ended March 31, 2010.

On a U.S. GAAP basis, the net loss was $20.1 million, or $(0.25) per basic and diluted share for the first quarter of fiscal year 2011 compared to net income of $25.1 million or $0.31 per basic and diluted share for the same quarter last year and compared to net income of $0.3 million or $0.00 per basic and diluted share for the prior fiscal quarter ended March 31, 2010.  The current fiscal quarter includes a $38.2 million non-cash loss on early extinguishment of debt and $1.8 million of restructuring charges primarily associated with the relocation of equipment.  Conversely, the first quarter of fiscal year 2010 included a $38.9 million non-cash gain on early extinguishment of debt.

Non-GAAP Adjusted net income was $22.3 million or $0.28 per basic share and $0.15 per diluted share for the current fiscal quarter compared to an Adjusted net loss of $10.3 million, or $(0.13) per basic and diluted share for the same quarter last year and compared to an Adjusted net income of $8.8 million, or $0.11 per basic share and $0.06 per diluted share for the prior fiscal quarter ended March 31, 2010.

“It was a great quarter as we saw our revenue return to pre-recession levels and our gross margins increase significantly,” said Per Loof, KEMET’s Chief Executive Officer.  “Our efforts to improve operating efficiencies, maintain our cost controls established over the past year, reestablish a strong Balance Sheet, and our ability to meet the strong volume demands of our customers have combined to drive our financial results,” continued Loof.

About KEMET

As announced on June 21, 2010, the Company’s common stock was approved for listing on the NYSE Amex. Trading commenced on the NYSE Amex on Tuesday, June 22, 2010 under the ticker symbol ‘KEM’ (NYSE Amex: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

In this news release, the Company makes reference to certain Non-GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.  “Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income/loss and net income/loss per share excluding gain/loss on early extinguishment of debt, ERP integration costs, restructuring charges related primarily to equipment moves and employee severance, gain/loss on sales and disposals of assets, and amortization related to debt issuance costs and debt discount.  Management believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-GAAP financial measures to evaluate operating performance.  Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income/loss to Non-GAAP adjusted net income/loss:

	Quarters Ended
	June 30, 2010	March 31, 2010	June 30, 2009
	(Unaudited) (Amounts in thousands, except per share data)

Net sales	$243,794	$212,980	$150,167

Net income (loss)	$(20,099)	$317	$25,090
Basic net income (loss) per share	$(0.25)	$—	$0.31
Diluted net income (loss) per share	$(0.25)	$—	$0.31

Excluding the following items (Non-GAAP)

Net income (loss)	$(20,099)	$317	$25,090
Adjustments:
Restructuring charges	1,792	6,609	—
Amortization included in interest expense	1,924	3,806	2,564
(Gain) loss on early extinguishment of debt	38,248	—	(38,921)
(Gain) loss on sales and disposals of assets	335	(1,501)	206
ERP integration costs	280	—	—
Income tax effect of non-GAAP adjustments (1)	(155)	(462)	738
Adjusted net income (loss) (excluding adjustments)	$22,325	$8,769	$(10,323)
Adjusted net income (loss) per share (excluding adjustments)
Basic	$0.28	$0.11	$(0.13)
Diluted	$0.15	$0.06	$(0.13)

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

QUIET PERIOD

Beginning October 1, 2010, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) continued uncertainty of the economy could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines and could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principle raw materials; (iv) changes in  the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the ability to attract, train and retain effective employees and management; (ix) the ability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) volatility of financial and credit markets which would affect the Company’s access to capital; (xii) exposure to foreign exchange gains and losses; (xiii) need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the warrant held by K Equity, LLC; and (xvi) exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder.

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited - Amounts in thousands except per share data)

	Quarters Ended
	June 30, 2010	June 30, 2009

Net sales	$243,794	$150,167

Operating costs and expenses:
Cost of sales	182,886	129,661
Selling, general and administrative expenses	24,215	18,022
Research and development	6,031	4,779
Restructuring charges	1,792	—
Net loss on sales and disposals of assets	335	206
Total operating costs and expenses	215,259	152,668
Operating income (loss)	28,535	(2,501)

Other (income) expense:
Interest income	(21)	(31)
Interest expense	7,458	5,819
(Gain) loss on early extinguishment of debt	38,248	(38,921)
Other expense, net	1,674	4,512
Income (loss) before income taxes	(18,824)	26,120
Income tax expense	1,275	1,030
Net income (loss)	$(20,099)	$25,090

Net income (loss) per share (basic and diluted)	$(0.25)	$0.31

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,968	$79,199
Accounts receivable, net	156,897	141,795
Inventories, net	152,387	150,508
Prepaid expenses and other	10,675	14,380
Deferred income taxes	2,260	2,129
Total current assets	388,187	388,011
Property and equipment, net of accumulated depreciation of $719,045 and $686,958 as of June 30, 2010 and March 31, 2010, respectively	301,666	319,878
Intangible assets, net	19,967	21,806
Other assets	9,201	11,266
Total assets	$719,021	$740,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,959	$17,880
Accounts payable, trade	69,363	78,829
Accrued expenses	61,142	63,606
Income taxes payable	955	1,096
Total current liabilities	136,419	161,411
Long-term debt, less current portion	267,440	231,629
Other non-current obligations	54,180	55,626
Deferred income taxes	7,335	8,023

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 88,525 shares at June 30, 2010 and March 31, 2010	885	885
Additional paid-in capital	479,363	479,115
Retained deficit	(170,888)	(150,789)
Accumulated other comprehensive income	1,216	11,990
Treasury stock, at cost (7,390 shares at June 30, 2010 and March 31, 2010)	(56,929)	(56,929)
Total stockholders’ equity	253,647	284,272

Total liabilities and stockholders’ equity	$719,021	$740,961

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Quarters Ended June 30,
	2010	2009
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$(20,099)	$25,090
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on early extinguishment of debt	38,248	(38,921)
Depreciation and amortization	14,510	12,264
Amortization of debt discount and debt issuance costs	1,924	2,564
Net loss on sales and disposals of assets	335	206
Stock-based compensation expense	149	241
Change in deferred income taxes	(65)	(390)
Change in operating assets	(23,018)	4,523
Change in operating liabilities	(7,898)	(1,946)
Other	(148)	344
Net cash provided by operating activities	3,938	3,975

Investing activities:
Capital expenditures	(6,857)	(1,387)
Net cash used in investing activities	(6,857)	(1,387)

Financing activities:
Proceeds from issuance of debt	226,975	47,873
Payments of long-term debt	(228,544)	(47,563)
Net borrowings (payments) under other credit facilities	(1,688)	(324)
Debt issuance costs	(6,593)	(4,206)
Debt extinguishment costs	(207)	(3,605)
Net cash used in financing activities	(10,057)	(7,825)
Net decrease in cash and cash equivalents	(12,976)	(5,237)
Effect of foreign currency fluctuations on cash	(255)	168
Cash and cash equivalents at beginning of fiscal period	79,199	39,204
Cash and cash equivalents at end of fiscal period	$65,968	$34,135

Adjusted EBITDA-Non-GAAP Financial Measure

Adjusted EBITDA represents net income/loss before income tax expense, interest expense, and depreciation and amortization expense, adjusted to exclude restructuring charges, share-based compensation expense, loss on sales and disposals of assets, loss on early extinguishment of debt, ERP integration costs, and foreign exchange transaction gain/loss.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides reconciliation from U.S. GAAP net loss to Adjusted EBITDA (amounts in thousands):

Q1 FY11
Net loss	$(20,099)
Income tax expense	1,275
Interest expense, net	7,437
Depreciation and amortization expense	14,510
Share-based compensation expense	149
Loss on sales and disposals of assets	335
Loss on early extinguishment of debt	38,248
Foreign exchange transaction loss	1,272
ERP integration costs	280
Restructuring charges	1,792
Adjusted EBITDA	$45,199